Exhibit 10.4

SECOND AMENDMENT

This second amendment (this “Amendment”) is entered into as of December 16, 2005, by and between GENERAL ELECTRIC COMPANY, a New York corporation with a principal place of business at 3135 Easton Turnpike, Fairfield, Connecticut 06431 (“GE”), and GENPACT INTERNATIONAL, a Luxembourg société a responsibilité limitée with a principal place of business at 65, Boulevard Grande Duchesse Charlotte, L-1331 Luxembourg (“Company”) (GE and Company being collectively referred to herein as the “Parties”).

WITNESSETH:

WHEREAS, GE and its Affiliates entered into a Master Services Agreement (the “MSA”) as of December 30, 2004 with Company;

WHEREAS, GE and the Company amended the MSA to address purchasing by GE and its Affiliates from certain Affiliates of the Company,

WHEREAS, the Parties agree that the Services to be performed by Company under the MSA shall be performed by Company acting through its Hungarian Branch from and after the date of the registration of the Hungarian Branch in Hungary;

WHEREAS, GE is entering into a transaction to sell shares in Genpact Global Holdings SICAR S.a.r.l. to a third party; and

WHEREAS, in connection therewith GE and Company wish to further amend the MSA to extend its term by one year.

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I
DEFINED TERMS

1.1           Defined Terms.  Capitalized terms not otherwise defined in this Amendment shall have the meaning specified in the MSA.

ARTICLE II
AMENDMENT TO TERMS

2.1           Extension of MVC.  Section 6.1 of the MSA is hereby amended to replace “five (5)-calendar year period” with “six (6)-calendar year period.”  In Section 6.2 of the MSA, references to the “sixth,” “seventh” and “eighth” years of the Term are hereby adjusted to refer to the “seventh,” “eighth” and “ninth” years, respectively.

2.2           Extension of Initial Term.  Section 11.1(a) of the MSA is hereby amended so that the Initial Term shall expire on December 31, 2013 instead of December 31, 2012.

2.3           Option to Extend Customer SOWs.  The following language is hereby added at the end of Section 11.2 of the MSA:  “, provided that notwithstanding the foregoing, the pricing in effect prior to any such extension shall remain in effect through December 31, 2010, but subject to adjustment as provided in Sections 7.1 and 9.1.”

2.4           Locations.  Section 2.6 is hereby amended to replace “India, China, Hungary or Mexico” with “India, China, Hungary, Mexico, Romania or the Philippines, provided that work under Transferred SOWs may not be moved from one country in which it has been performed to another country unless Provider sends the affected Customer Party prior written notice.”

2.5           Notices.  Section 22.7 is hereby amended to replace Provider’s address with:

“If to Provider, to:

Genpact International
65, Boulevard Grande Duchesse Charlotte
L-1331 Luxembourg
Facsimile Number:  352 26 383 509
Attention:  Board of Directors

With a copy to:

DLF City—Phase V
Sector 53, Gurgaon—122002
Haryana State, India
Facsimile Number:  91 124 235 6970
Attention:  Raghuram Raju”

2.6           Publicity.  The last sentence of Section 22.14 is hereby amended to read as follows:  “Except as set forth in the Transitional Trademark License Agreement between GE Capital Registry, Inc. and Company, dated as of December 30, 2004, as the same may be amended from time to time, neither party will use any of the other party’s names, photographs, logos, trademarks, service marks, or other identifying characteristics in commerce (including in marketing brochures or press releases) without prior written consent.”

ARTICLE III
GENERAL

3.1           Governing Law.  This Amendment will be governed by and construed and enforced in accordance with, the Laws of the State of New York, without regard to conflict of laws principles thereof

3.2           General Provisions.  The provisions of Sections 22.5, 22.6, 22.7, 22.8, 22.12, 22.13, 22.14, 22.15, 22.16 and 22.18 of the MSA shall apply to this Amendment and all references to the MSA in such sections shall be read as applying to the agreement as amended by this Amendment.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto have set and subscribed their hands through their respective duly authorized representatives as of the date first above written.

GENPACT INTERNATIONAL

By:
Name:	Eileen S. Silvers
Title:	Senior Vice President, Taxes & Corporate Affairs

GENERAL ELECTRIC COMPANY

By:
Name:	D.R. Seymour
Title:	General Manager Global Employee Services

IN WITNESS WHEREOF, the Parties hereto have set and subscribed their hands through their respective duly authorized representatives as of the date first above written.

GENPACT INTERNATIONAL

By:
Name:	Eileen S. Silvers
Title:	Senior Vice President, Taxes & Corporate Affairs

GENERAL ELECTRIC COMPANY

By:
Name:	D.R. Seymour
Title:	General Manager Global Employee Services